5 THE FINANCIAL DATA SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM CONDENSED CONSOLIDATED BALANCE SHEET AND INCOME STATEMENT AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS. 9-MOS DEC-31-2000 SEP-29-2000 1,534 0 22,184 344 42,607 70,813 19,133 (10,260) 99,924 50,594 2,050 1,000 0 53 30,192 99,924 128,157 128,157 97,912 111,866 0 0 2,363 8,928 3,433 5,495 (3,026) 0 0 2,469 0.45 0.44